Exhibit 99.2

Super League Enters Next Phase of Execution, Bringing the Power of Play to Modern Marketing

SANTA MONICA, Calif., Jan. 21, 2026 (GLOBE NEWSWIRE) -- Super League (Nasdaq: SLE) (the “Company”), a leader in playable media trusted by global brands to reach and activate gaming audiences through playable ads and gamified content, issued a letter to shareholders from the Company’s Chairman and Chief Executive Officer, Matt Edelman.

Fellow Shareholders,

Over the past ten months, and particularly since completing our financing in October, Super League has undergone a fundamental transformation. What began as a period of stabilization has become a phase of execution. Today, we are operating from a position of strength, clarity, and readiness, building a durable business designed for growth, profitability, and long-term value creation.

That progress is beginning to show in our financial performance. We expect the fourth quarter of 2025 to be our strongest revenue quarter of the year, and momentum has continued into the current fiscal period. The first quarter of 2026 is shaping up to be ahead of both the prior quarter and the comparable period last year, reflecting improved execution, a more focused operating model, and growing demand for our solutions.

This evolution is grounded in a clear belief: brands perform better when they understand not just where people spend time, but what motivates action. The power of play acts as a force multiplier in this equation, shaping how audiences engage, make decisions, and respond to content, communications, and opportunities.

Play is not a channel. It is a competitive advantage.

Beyond marketing, play has become one of the defining behaviors in modern culture - shaping how people consume content, interact with communities, and express identity across digital environments. The psychology of play sits at the center of this shift, informing how audiences engage with brands, media, and ideas when they are most open, participatory, and expressive. Super League exists to bring this dynamic to the forefront of the marketing ecosystem, helping brands apply the impact of play with greater precision and intent.

The actions we have taken were deliberate. They were taken to enable purposeful execution against our strategy.

We strengthened our balance sheet, simplified our structure, eliminated legacy constraints, and aligned the organization around a more focused operating model. As of December 31, 2025, we held approximately $14 million in cash, providing the resources to operate with confidence while investing selectively in the opportunities ahead.

With that foundation in place, our attention has shifted decisively toward delivery and monetization across our expanding capabilities and assets.

From Strategy to Execution

Super League is now organized around three tightly connected operating functions, each designed to reinforce the others and collectively drive operating momentum.

Platform and Data

This function focuses on building scalable products that unlock the power of playable media and interactive content formats, supported by insights drawn from where audiences play, watch, and connect. By pairing differentiated formats with actionable intelligence that strengthens decision-making, we provide brands with clearer direction and greater confidence in their planning. We believe the acquisition of Bounce marked a meaningful step forward by enhancing our ability to support automation, measurement, and more consistent full-funnel campaign execution.

Advertising and Marketing Solutions

This group applies our products, insights, and partner capabilities to the design and delivery of branded programs informed by the player mindset. We complement existing planning and buying approaches with a deeper understanding of audience psychographics, supporting brand efforts to build awareness, deepen engagement, and acquire customers among the massive population of consumers who play video games. Because gameplay shapes attention and behavior both within and beyond play environments, the power of play remains relevant across contexts - driving our expansion into mobile, social, digital video, and connected television, alongside our award-winning work on immersive platforms.

Strategic Properties

Our third function is focused on expanding our owned and operated footprint through revenue-generating assets within the gaming creator economy. The investment in Hide or Die represents our first step in building this portfolio. We believe these properties will contribute cash flow, provide unique access to data and insights, and create proprietary opportunities to expand brand partnerships. Just as importantly, they will strengthen the feedback loop between platform development, data intelligence, and commercial execution.

Together, these three areas reflect an organization built to operate with greater cohesion, strategic latitude, and scalability than at any point in our history.

Sustaining Momentum with Discipline

With sufficient capital to support operations for the foreseeable future, we are investing thoughtfully in initiatives and partnerships that expand capabilities within our updated organizational framework, while maintaining a disciplined approach to cost management. Profitability remains a priority, not as an endpoint, but as a prerequisite for sustained progress. We will combine that mission with the tireless pursuit of growth - because enduring value is created by businesses that can do both.

Data, Digital Assets, and Future Optionality

We continue to evaluate opportunities related to our broader digital asset strategy. While this work remains exploratory, our operating structure opens multiple pathways through which such initiatives could be brought to life responsibly and aligned with our core business. Advancements in our data platform and growing reach into ownable communities create real-world assets that could fuel meaningful monetization opportunities. Progress in this area will be guided by practicality, compliance, and long-term relevance.

Positioned for the Next Phase of Execution

The reverse stock split we announced today reflects this moment of transition. It supports our ability to execute against the opportunities ahead with greater focus and discipline.

Super League today is more streamlined, better capitalized, and more intentionally organized than it was a year ago. We are operating with sharper priorities, clearer accountability, and renewed momentum. The progress in recent months gives us confidence - not because of what has already been done, but because of what we are now equipped to deliver.

On behalf of the entire team, thank you for your continued support. We look forward to keeping you informed as we build the next chapter of Super League.

Matt Edelman

Chairman and Chief Executive Officer

About Super League

Super League (Nasdaq: SLE) is redefining how brands connect with consumers through the power of playable media. The company creates moments that matter by placing brands directly in the path of play through playable ads and gamified content across mobile, web, CTV, social, and the world’s largest immersive gaming platforms. Powered by proprietary technologies, an award-winning development studio, and a vast network of native creators, Super League enables brands to stand out culturally, inspire loyalty, and drive measurable impact in today’s attention-driven economy. For more information, visit superleague.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward Looking Statements can be identified by words such as “anticipate,” “intend,” "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements include all statements other than statements of historical fact, including, without limitation, all statements regarding Super League’s ability to implement and execute on its corporate strategies and business plan, adequately maintain and utilize its existing capital, realize the anticipated benefits of its investment in Hide or Die and/or the acquisition of Bounce, maintain compliance with the Listing Rules of the Nasdaq Capital Market, and capital structure, liquidity, and financing activities. These statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which the Company operates, management’s current beliefs, and certain assumptions made by the Company, all of which are subject to change.

Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Important factors include, but are not limited to: the Company’s ability to maintain compliance with Nasdaq Capital Market continued listing standards before and after the Legal Effective Date, including, without limitation, the Company’s ability to maintain a minimum stock price of at least $1.00 per share; the Company’s ability to adequately utilize the funds received in recent financings; the Company’s ability to execute and implement its corporate strategies; the Company’s ability to realize the anticipated benefits of its investment in Hide or Die, and/or the acquisition of Bounce; the Company’s ability to execute on cost reduction initiatives and strategic transactions; customer demand and adoption trends; the timing, outcome, and enforceability of any patent applications; the ability to successfully integrate new technologies and partnerships; platform, regulatory, macroeconomic and market conditions; access to, and the cost of, capital; and the other risks and uncertainties described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, and other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Investor Relations Contact:
Shannon Devine/ Mark Schwalenberg
MZ North America
Main: 203-741-8811
SLE@mzgroup.us